Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)


I, Peter Horak, Principal Executive Officer of
Cosmo Communications Corporation (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the annual report on 10KSB for the period ended March 31, 2002 of the Registrant (the "Report"):

(1) The Report fully complies with the requirements of the
Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


______Peter Horak______________________

Name: _Peter Horak_________________

Date:  ___September 15,_____, 2002